Exhibit 10.27

SECOND AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. 2004 RESTRICTED STOCK PLAN

WHEREAS, this corporation maintains the Sky Financial Group, Inc. 2004 Restricted Stock Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors has delegated authority to amend the Plan to the Compensation Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Company by Article VI of the Plan, and by virtue of the authority delegated to the Committee, the Plan be and is hereby amended, effective as of February 1, 2005, by substituting the following for the definition of “Retirement” in Article I of the Plan:

“Retirement. ‘Retirement’ shall mean the termination of a Participant’s employment after age 55, except in the case of a Just Cause Termination.”

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I, W. Granger Souder, Jr., Secretary of Sky Financial Group, Inc., hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Compensation Committee of the Board of Directors of said corporation on December 13, 2005, and that the resolutions have not been changed or repealed.

/s/ W. Granger Souder, Jr.
Secretary as Aforesaid (Corporate Seal)